SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 10, 1998


                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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             Alabama               1-3164                      63-0004250
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 (State or other jurisdiction   (Commission File   (IRS Employer Identification
        of incorporation)           Number)                          No.)


          600 North 18th Street, Birmingham, Alabama                   35291
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           (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code              (205) 257-1000
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                                                    N/A
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(Former  name or former  address,  if  changed  since last report.)



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Item 5.         Other Events.

                On August 10, 1998, Alabama Power Company (the "Company") entered into a Purchase Agreement covering the issue and sale by the Company of 1,520,000 shares of 5.83% Class A Preferred Stock, Par Value $1 Per Share (Stated Capital $25 Per Share) and 6,480,000 shares of 5.20% Class A Preferred Stock, Par Value $1 Per Share (Stated Capital $25 Per Share). Said Class A Preferred Stock was registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement No. 33-61845) of the Company.


 Item 7.  Financial  Statements,  Pro Forma  Financial Information and Exhibits.

                (c) Exhibits.

               1   Purchase Agreement, dated August 10, 1998, among the Company and Lehman Brothers Inc. as the Underwriter.

               4.4 Amendment to Charter of the Company dated August 14, 1998, which includes resolutions of the Board of Directors of the Company establishing the new Stock.

             12.1  Computation of ratio of earnings to fixed charges.

             12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).

               8    Opinion of Balch & Bingham LLP re Tax Matters.

            15.1    Letter re unaudited interim financial information.

            23.1    Consent of Balch & Bingham LLP.





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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     August 18, 1998                               ALABAMA POWER COMPANY



                                                       By   /s/ Wayne Boston
                                                              Wayne Boston
                                                          Assistant Secretary